UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2014

PLAINS GP HOLDINGS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36132	90-1005472
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600
Houston, TX 77002
(Address of principal executive office) (Zip Code)

(713) 646-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 10, 2014, Plains GP Holdings, L.P. (the “Partnership”), PAA GP Holdings LLC (the “General Partner”) and Oxy Holding Company (Pipeline), Inc. (the “Selling Shareholder”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (the “Underwriters”), with respect to the offering and sale of 60,000,000 Class A shares representing limited partner interests in the Partnership (the “Class A Shares”) to be sold by the Selling Shareholder at a price to the public of $25.00 per Class A Share ($24.4375 per Class A Share, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Selling Shareholder also granted the Underwriters an option for a period of 30 days to purchase up to an additional 9,000,000 Class A Shares from the Selling Shareholder.  On November 11, 2014, the Underwriters exercised the option in full.  The material terms of the offering of the Class A Shares are described in the prospectus, dated November 10, 2014, as filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on November 12, 2014.   The offer and sale of the Class A Shares was registered with the Commission pursuant to a registration statement on Form S-3 (Registration No. 333-199903), filed by the Partnership on November 6, 2014.  Closing with respect to the Class A Shares is expected to occur on November 14, 2014, subject to the satisfaction of customary closing conditions.  The Partnership will not receive any proceeds from the sale of the Class A Shares. The Partnership will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of the Class A Shares.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. The Partnership and the Selling Shareholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01                                      Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT	DESCRIPTION

1.1

Underwriting Agreement, dated November 10, 2014, by and among Plains GP Holdings, L.P., PAA GP Holdings LLC, Oxy Holding Company (Pipeline), Inc. and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS GP HOLDINGS, L.P.

By: PAA GP HOLDINGS LLC, its general partner

	By:	/s/ Richard McGee

Name: Richard McGee
Title: Executive Vice President

Dated: November 13, 2014

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

1.1

Underwriting Agreement, dated November 10, 2014, by and among Plains GP Holdings, L.P., PAA GP Holdings LLC, Oxy Holding Company (Pipeline), Inc. and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).